Exhibit 99.1

NEWS RELEASE

Immediate Release

CONTACTS:

Investors:	Bernie Hertel, Inovio Pharmaceuticals, 858-410-3101
Media:	Jeff Richardson, Richardson & Associates, 267-440-4211

Inovio Implements New ATM Agreement

BLUE BELL, PA – June 1, 2012 – Inovio Pharmaceuticals, Inc. (NYSE MKT: INO) announced today that it has entered into a sales agreement with Cowen and Company, LLC, under which Inovio may from time to time offer and sell common stock with aggregate proceeds of up to $25,000,000. Inovio may sell its stock through Cowen by methods deemed to be an “at the market” offering (ATM) including sales made through the NYSE MKT, or any other existing trading market for the common stock or to or through a market maker. In addition, the common stock may be sold through negotiated transactions. This ATM replaces a prior ATM agreement that Inovio already had in place.

A shelf registration statement (File No. 333-176670) relating to these securities was filed with the Securities and Exchange Commission on September 2, 2011, which was declared effective on September 23, 2011. A prospectus supplement related to the offering was filed with the Securities and Exchange Commission on June 1, 2012. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Cowen and Company, LLC (c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140). An electronic copy of the prospectus supplement and accompanying prospectus relating to the offering is available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Inovio, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Inovio Pharmaceuticals, Inc.

Inovio is revolutionizing vaccines to prevent and treat today’s cancers and challenging infectious diseases. Its SynCon® vaccines are designed to provide universal cross-strain protection against known as well as newly emergent unmatched strains of pathogens such as influenza. These synthetic vaccines, in combination with Inovio’s proprietary electroporation delivery, have been shown in humans to generate best-in-class immune responses with a favorable safety profile. Inovio’s clinical programs include phase II studies for cervical dysplasia, leukemia and hepatitis C virus and phase I studies for influenza and HIV. Partners and collaborators include the University of Pennsylvania, Merck, ChronTech, National Cancer Institute, U.S. Military HIV Research Program, NIH, HIV Vaccines Trial Network, University of Southampton, US Dept. of Homeland Security and PATH Malaria Vaccine Initiative. More information is available at www.inovio.com.

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This press release contains certain forward-looking statements relating to our business, including our plans to develop electroporation-based drug and gene delivery technologies and DNA vaccines and our capital resources. Actual events or results may differ from the expectations set forth herein as a result of a number of factors, including uncertainties inherent in pre-clinical studies, clinical trials and product development programs (including, but not limited to, the fact that pre-clinical and clinical results referenced in this release may not be indicative of results achievable in other trials or for other indications, that the studies or trials may not be successful or achieve the results desired, that pre-clinical studies and clinical trials may not commence or be completed in the time periods anticipated, that results from one study may not necessarily be reflected or supported by the results of other similar studies and that results from an animal study may not be indicative of results achievable in human studies), the availability of funding to support continuing research and studies in an effort to prove safety and efficacy of electroporation technology as a delivery mechanism or develop viable DNA vaccines, the adequacy of our capital resources, the availability or potential availability of alternative therapies or treatments for the conditions targeted by the company or its collaborators, including alternatives that may be more efficacious or cost-effective than any therapy or treatment that the company and its collaborators hope to develop, evaluation of potential opportunities, issues involving product liability, issues involving patents and whether they or licenses to them will provide the company with meaningful protection from others using the covered technologies, whether such proprietary rights are enforceable or defensible or infringe or allegedly infringe on rights of others or can withstand claims of invalidity and whether the company can finance or devote other significant resources that may be necessary to prosecute, protect or defend them, the level of corporate expenditures, assessments of the company’s technology by potential corporate or other partners or collaborators, capital market conditions, the impact of government healthcare proposals and other factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2011, our Form 10-Q for the quarter ended March 31, 2012, and other regulatory filings from time to time. There can be no assurance that any product in Inovio’s pipeline will be successfully developed or manufactured, that final results of clinical studies will be supportive of regulatory approvals required to market licensed products, or that any of the forward-looking information provided herein will be proven accurate.